                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
[ X ]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[   ]           Soliciting Material Pursuant to ss.240.14a-11(c) or
                ss.240.14a-12


                             SEL-LEB MARKETING, INC.
               -------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]           No fee required.
[ ]             Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                and 0-11.

                (1) Title of each class of securities to which transaction applies:
                                     N/A

                (2) Aggregate number of securities to which transaction applies:
                                     N/A

                (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                                     N/A

                (4)      Proposed maximum aggregate value of transaction:
                                     N/A

                (5)      Total fee paid:
                                     N/A

[  ]            Fee paid previously with preliminary materials.

[  ]            Check box if any part of the fee is offset as provided by
                Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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                (1)      Amount Previously Paid:
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                (3)      Filing Party:
                                     N/A

                (4)      Date Filed:
                                     N/A

                     S E L - L E B M A R K E T I N G, I N C.

                                495 River Street
                           Paterson, New Jersey 07524

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 30, 2000

To the Shareholders:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Sel-Leb Marketing, Inc. (the "Company") will be held on May 30, 2000 at 10:00 a.m. (local time) at the Company's principal executive offices located at 495 River Street, Paterson, New Jersey 07524, for the following purposes:

         1. To elect eight members to the Board of Directors to serve until the next annual meeting of shareholders and until their respective successors are duly elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed April 14, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1999 is enclosed herewith.

         You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

                              By Order of the Board of Directors,

                                        Jorge Lazaro

                                        Secretary

Dated:          Paterson, New Jersey
                April 28, 2000

--------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT.

   THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY.

--------------------------------------------------------------------------------

                     S E L - L E B M A R K E T I N G, I N C.

                                495 River Street
                           Paterson, New Jersey 07524

                           P R O X Y  S T A T E M E N T



         The enclosed proxy is solicited on behalf of the Board of Directors of Sel-Leb Marketing, Inc. (the "Company") pursuant to this proxy statement (to be mailed on or about April 28, 2000) for use at the Annual Meeting of Shareholders to be held at the time and place shown in the attached notice of annual meeting and at any adjournment or postponement thereof (the "Annual Meeting"). Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named herein. Such proxies are revocable at any time before they are exercised by written notice to the Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies will revoke proxies submitted earlier.

                                   RECORD DATE

         The record date for the determination of holders of common stock, par value $0.01 per share, of the Company ("Common Stock") who are entitled to notice of and to vote at the Annual Meeting is April 14, 2000 (the "Record Date").

                                VOTING SECURITIES

         As of the Record Date, 2,261,018 shares of Common Stock of the Company were outstanding. The number of outstanding shares of Common Stock, and all other references contained in this Proxy Statement to numbers of shares of Common Stock, give effect to a two-for-one stock split effected by the Company on December 7, 1999 (the "Stock Split"). Holders of record of Common Stock as of the Record Date will be entitled to one vote for each share held. A majority of all shares of Common Stock issued, outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

         With respect to the matters to come before the shareholders at the Annual Meeting, the election of directors (Proposal No. 1) shall be determined by a plurality of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote. With respect to the election of directors, only shares that are voted in favor of a particular nominee will be counted towards such nominee's achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the shareholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee's achievement of a plurality.

                      PRINCIPAL SHAREHOLDERS OF THE COMPANY

         The following table sets forth, as of the Record Date, the beneficial ownership of shares of Common Stock by (i) each person who is known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, each nominee for election as a director of the Company and each executive officer of the Company listed in the Summary Compensation Table and (iii) all of the Company's officers and directors as a group:


                                                      Amount and Nature of
Name and Address of Beneficial Owner(1)              Beneficial Ownership(2)             Percent owned
--------------------------------------               ----------------------              -------------
Harold Markowitz                                               363,808(3)                    16.1%

Paul Sharp                                                     363,932(4)                    16.1%

Jorge Lazaro                                                   363,808(5)                    16.1%

Jan Mirsky                                                     223,772(6)                     9.9%

Laifer Capital Management                                      115,400                        5.1%

Jack Koegel                                                    102,250(7)                     4.5%

Stanley R. Goodman                                               8,750(8)                       *

Edward C. Ross                                                   3,750(9)                       *

L. Douglas Bailey                                                6,250(10)                      *

All officers and directors                                   1,436,320(3-10)                 63.5%
  as a group (8 persons)


-------------

*     Less than 1%

(1) The address for each such person is c/o Sel-Leb Marketing, Inc., 495 River Street, Paterson, New Jersey 07524.

(2) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this Proxy Statement upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date of this Proxy Statement have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Includes 18,158 shares of Common Stock issuable upon exercise of options granted to Mr. Markowitz under the Stock Option Plan. Does not include 26,500 shares of Common Stock issuable upon exercise of options granted to Mr. Markowitz under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(4) Includes 18,158 shares of Common Stock issuable upon exercise of options granted to Mr. Sharp under the Stock Option Plan. Does not include 26,500 shares of Common Stock issuable upon exercise of options granted to Mr. Sharp under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(5) Includes 18,158 shares of Common Stock issuable upon exercise of options granted to Mr. Lazaro under the Stock Option Plan. Does not include 26,500 shares of Common Stock issuable upon exercise of options granted to Mr. Lazaro under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(6) Includes (i) 86,622 shares of Common Stock issuable upon exercise of a warrant granted to Mr. Mirsky by the Company and (ii) 136,564 shares of Common Stock issuable upon exercise of options granted to Mr. Mirsky under the Stock Option Plan. Does not include 25,000 shares of Common Stock issuable upon exercise of options granted to Mr. Mirsky under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(7) Includes 101,000 shares of Common Stock issuable upon the exercise of options granted to Mr. Koegel under the Stock Option Plan. Does not include 32,750 shares of Common Stock issuable upon exercise of options granted to Mr. Koegel under the Stock Option Plan which are not exercisable within 60 days of the date of this Proxy Statement.

(8) Includes 8,750 shares of Common Stock issuable upon exercise of options granted to Mr. Goodman under the Company's 1995 Nonemployee Directors' Stock Option Plan (the "Nonemployee Directors' Plan").

(9) Includes 3,750 shares of Common Stock issuable upon exercise of options granted to Mr. Ross under the Nonemployee Directors' Plan.

(10) Includes 6,250 shares of Common Stock issuable upon exercise of options granted to Mr. Bailey under the Nonemployee Directors' Plan.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board of Directors has nominated the eight individuals whose names are set forth below for election to the Board of Directors, each to hold office until the next Annual Meeting of Shareholders and until his successor is duly elected and qualified. Unless otherwise specified, the enclosed proxy will be voted in favor of the persons named below, all of whom are now directors of the Company. In the event that any of such nominees for election at the Annual Meeting should become unavailable for election for any reason not presently known, it is intended that votes will be cast pursuant to the accompanying proxy for such substitute nominees as the Board of Directors may designate unless the Board of Directors reduces the number of directors. The directors are to be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock entitled to vote and present in person or represented by proxy at the Annual Meeting.

Recommendation of Board of Directors

         The Board of Directors recommends a vote FOR election of the nominees identified below as directors of the Company.

Information Regarding Nominees

         The information set forth below, furnished to the Board of Directors by the respective individuals, shows as to each nominee for election as a director of the Company (i) his name and age, (ii) his principal position with the Company, (iii) his principal occupation or employment, if different, and (iv) the month and year in which he began to serve as a director.


Name and Age                                    Principal Occupation                        Director Since
------------                                       or Employment                            --------------
                                                   -------------
Harold Markowitz (59)                  Chairman of the Board of the Company                 September 1993

Paul Sharp (50)                        President and Chief Executive Officer of             December 1994
                                       the Company

Jan S. Mirsky (59)                     Executive Vice President - Finance of the            December 1994
                                       Company

Jorge Lazaro (51)                      Executive Vice President and Secretary of            September 1993
                                       the Company

Jack Koegel (48)                       Vice Chairman of the Board and Chief                 December 1994
                                       Operating Officer of the Company

Stanley R. Goodman (70)                Partner, Goodman & Saperstein (law firm)             December 1994

Edward C. Ross (56)                    Partner, Finkle, Ross & Rost (accounting             December 1994
                                       firm)

L. Douglas Bailey (58)                 President, Bailey & Associates, Inc.                   March 1996
                                       (consulting firm); President and Chief
                                       Executive Officer, Precision Fixtures and
                                       Graphics (manufacturing company)

Biographical Information Regarding Directors

         Harold Markowitz, a co-founder of the Company, has been Chairman of the Board of the Company since December 1994. Prior to such time, he served as President and a director of the Company from its inception in September 1993 to December 1994. Mr. Markowitz was also a co-founder of Linette Cosmetics, Inc. ("Linette Cosmetics") and served as a director of Linette Cosmetics from its inception in 1985 until the May 1995 merger of Linette Cosmetics with and into the Company (the "Linette Merger"). In 1986, Mr. Markowitz co-founded Beauty Labs, Inc. ("Beauty Labs"), a publicly-held company which marketed cosmetics and other accessories to mass merchandisers, and served as the Chairman of the Board and a director of Beauty Labs from 1987 to 1991.

         Paul Sharp has served as Chief Executive Officer of the Company since May 1995 and as President and a director of the Company since December 1994. Mr. Sharp also served as Secretary and Treasurer and a director of Linette Cosmetics from 1990 to December 1994. From 1987 to 1989, Mr. Sharp served as Corporate Vice President of Zayre Corporation, a mass merchandising retailer, where he was responsible for the fragrance, cosmetic and health and beauty product lines. Prior to 1987, Mr. Sharp served in various other capacities at Zayre Corporation and on the Retail Advisory Board of The Gillette Company, a manufacturer of personal care products, and was engaged as a retail marketing consultant for Smith-Kline Beecham Company, a manufacturer of health and beauty aids and pharmaceuticals.

         Jan Mirsky has served as Executive Vice President-Finance of the Company since January 1995 and as a director of the Company since December 1994 and, from January 1995 to June 1997 served as the Chief Operating Officer of the Company. In addition, he acted as a marketing consultant to the Company from January 1994 to January 1995, at which time he became an employee of the Company. From 1991 to January 1995, Mr. Mirsky was engaged as an independent management, marketing and financial consultant.

         Jorge Lazaro, a co-founder of the Company, has been Executive Vice President of the Company since May 1995 and the Secretary and a director of the Company since its inception in September 1993. Mr. Lazaro also served as the President of the Company from December 1994 to May 1995 and as Treasurer of the Company from its inception to December 1994. Mr. Lazaro was also a co-founder of Linette Cosmetics and served as President and a director of Linette Cosmetics from its inception in 1985 until the Linette Merger, and has served as the Secretary and Treasurer and as a director of Lea Cosmetics, Inc. ("Lea Cosmetics") from its inception in October 1992 until the merger of Lea Cosmetics with and into the Company in August 1995.

         Jack Koegel has served as the Vice Chairman of the Company since September 1995, as the Chief Operating Officer of the Company since June 1997 and as a director of the Company since December 1994. From 1993 until September 1995, Mr. Koegel served as President of Retail Concepts 2000, Inc., a retail consulting company founded by him. Mr. Koegel served as President of Twin Valu Stores (a division of Super Valu Inc.) from 1991 to 1993 and as Executive Vice President of ShopKo Stores/Twin Valu Stores (a division of Super Valu Inc.) from 1989 to 1991.

         Stanley R. Goodman has served as Assistant Secretary of the Company since May 1995 and as a director of the Company since December 1994. Since 1989, Mr. Goodman has been a partner at Goodman & Saperstein, a law firm specializing in statutory and regulatory issues concerning pharmaceuticals, cosmetics and related consumer products. He also served as a director and General Counsel of Beauty Labs from 1987 until the time of its merger with Robern Industries, Inc. in 1992.

         Edward C. Ross has served as a director of the Company since December 1994. Mr. Ross has been a partner in the accounting firm of Finkle, Ross & Rost since 1975. He has also been involved as a principal in various start-up companies as well as established operating businesses, ranging in type from manufacturing to real estate to financial consulting. Mr. Ross is a Certified Public Accountant in New York and New Jersey, and is a member of the American Institute of Certified Public Accountants.

         L. Douglas Bailey has served as a director of the Company since March 1996. Beginning in 1996, Mr. Bailey became the President and Chief Executive Officer of Precision Fixtures and Graphics, a manufacturer of store fixtures, and since 1995 he has served as President of Bailey & Associates, Inc., a consulting firm for the retail industry. Mr. Bailey also serves as a developer for Regent Properties, an industrial property development and management company founded and operated by Mr. Bailey and his wife. From 1993 to 1995, Mr. Bailey served as President of Home Shopping Club, Inc., a subsidiary of Home Shopping Network, Inc. and the operator of Home Shopping Network, a live, customer-interactive retail sales television network, and from 1970 to 1992 served as the Senior Vice President of Eckerd Drug Company, a retail drug store chain. Mr. Bailey also serves as a director of 800 Travel Systems, Inc., a publicly-held discount travel reservations company.

Meetings and Committees of the Board

         The Board of Directors of the Company held three meetings during 1999 and acted by written consent on three occasions. All directors attended 75% or more of the total number of meetings of the Board and of the committees of which they were members.

         The Executive Committee, the Audit Committee, the Stock Option Committee and the Compensation Committee are the only standing committees of the Board. There is no formal nominating committee; the Board of Directors or the Executive Committee performs this function.

         The Executive Committee, which is currently composed of Mr. Markowitz, its Chairman, and Messrs. Sharp, Mirsky, Lazaro and Koegel, has all the powers of the Board of Directors in the management of the business and affairs of the Company, except as such powers are limited by the New York Business Corporation Law. During 1999, the Executive Committee held twelve meetings.

         The Audit Committee, which is currently composed of Mr. Ross, its Chairman, and Messrs. Goodman and Koegel, consults with the auditors of the Company and such other persons as the members deem appropriate, reviews the preparations for and scope of the audit of the Company's annual financial statements, makes recommendations as to the engagement and fees of the independent auditors, and performs such other duties relating to the financial statements of the Company as the Board of Directors may assign from time to time. The Audit Committee held one meeting during 1999.

         The Stock Option Committee, which is currently composed of Mr. Goodman, its Chairman, and Mr. Ross, has all of the powers of the Board of Directors, including the authority to issue stock or other securities of the Company, in respect of any matters relating to the administration of the Company's stock option plans (other than the grant of options under the Non-Employee Directors'
Plan). The Stock Option Committee held eleven meetings during 1999.

         The Compensation Committee, which is currently composed of Mr. Markowitz, its Chairman, and Messrs. Goodman and Ross, reviews with the Board of Directors on a periodic basis existing and proposed compensation plans, programs and arrangements for executive officers and other employees. All recommendations regarding compensation arrangements for Mr. Markowitz are made solely by Messrs. Goodman and Ross. The Compensation Committee held two meetings during 1999.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires officers and directors of the Company and holders of more than 10% of the Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission within certain time periods and to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports furnished to the Company by such Reporting Persons or on the written representations of such Reporting Persons that no reports on Form 5 were required, the Company believes that during the year ended December 31, 1999, all of the Reporting Persons complied with their Section 16(a) filing requirements.

Directors' Compensation

         Each director who is not an employee of the Company was paid $500 for each meeting of the Board of Directors attended by such director during 1999. The Company also reimbursed each such director for all reasonable expenses incurred by him in attending meetings. In addition, non-employee directors of the Company are eligible to participate in the Nonemployee Director's Plan, pursuant to which an aggregate of 75,000 shares of Common Stock may be granted to non-employee directors. Pursuant to such Plan, each non-employee director is automatically granted (i) upon becoming a director of the Company, an option to purchase 1,250 shares of Common Stock and (ii) each year, on the day of the Company's annual meeting of shareholders, an option to purchase 1,250 shares of Common Stock. To date, the Company has granted to Messrs. Bailey, Goodman and Ross, pursuant to the Nonemployee Directors' Plan, options to purchase 6,250 shares, 8,750 shares and 3,750 shares, respectively.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information regarding the compensation in each of the last three fiscal years of the person who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, and the Company's four most highly compensated officers (other than the Chief Executive Officer) who were serving as officers at December 31, 1999 (collectively, the "Named Officers").


                                                                                       Long Term Compensation
                                                                                   -------------------------------
                                                Annual Compensation                          Awards        Payouts
                                        --------------------------------                    ------------------------
Name and Principal         Fiscal    Salary ($)     Bonus      Other Annual   Restricted    Securities      LTIP       All Other
   Position                Year                     ($)        Compensation   Stock         Underlying      Payouts    Compensation
                                                               ($)            Award(s)      Options/         ($)        ($)
                                                                                ($)         SARs(#)
----------------------     -----     ---------      -----      -------------  ----------    ----------      -------    ------------

Paul Sharp                 1999          127,404       -0-         17,665(1)      -0-         27,000(2)       -0-           -0-
 President and             1998          101,202       -0-          6,104(1)      -0-         30,626(3)       -0-           -0-
 Chief Executive           1997           93,750       -0-          8,766(1)      -0-          5,626(4)       -0-           -0-
 Officer


Harold Markowitz           1999          127,404       -0-         13,153(5)      -0-         27,000(2)       -0-           -0-
 Chairman of the           1998          101,202       -0-         13,085(5)      -0-         30,626(3)       -0-           -0-
 Board                     1997          104,766       -0-         12,060(5)      -0-          5,626(4)       -0-           -0-

Jan S. Mirsky              1999          117,212       -0-          7,200(6)      -0-         54,000(7)       -0-           -0-
 Executive Vice            1998           93,106       -0-          6,926(6)      -0-        123,500(8)       -0-           -0-
 President - Finance       1997           84,923       -0-          5,554(6)      -0-          4,250(4)       -0-           -0-

Jorge Lazaro               1999          127,404       -0-         11,358(9)      -0-         27,000(2)       -0-           -0-
 Executive Vice            1998          101,202       -0-         11,358(9)      -0-         30,626(3)       -0-           -0-
 President and             1997           93,750       -0-          9,246(9)      -0-          5,626(4)       -0-           -0-
 Secretary

Jack Koegel                1999          101,923       -0-        14,400(10)      -0-        69,500(11)       -0-           -0-
 Vice Chairman of          1998           80,962       -0-        14,400(10)      -0-        75,500(12)       -0-           -0-
 The Board and Chief       1997           77,750       -0-        14,400(10)      -0-        12,500(13)       -0-           -0-
 Operating Officer

----------------

(1)      Includes (i) for 1999, 1998, and 1997, $10,892, $6,104 and $8,766,
         respectively, paid by the Company with respect to an automobile for use by Mr. Sharp in connection with his services to the Company, and (ii) for 1999, $6,774 paid by the Company to Mr. Sharp with respect to medical insurance purchased directly by him.

(2) Reflects (i) the January 6, 1999 grant by the Company to Messrs. Sharp, Markowitz and Lazaro of 10,000 options, each with an exercise price of $1.25, (ii) the April 1, 1999 grant by the Company to Messrs. Sharp, Markowitz and Lazaro of 15,000 options, each with an exercise price of $2.375, and (iii) the August 2, 1999 grant by the Company to Messrs. Sharp, Markowitz and Lazaro of 2,000 options, each with an exercise price of $2.50.

(3) On October 8, 1998, (i) the Company granted to each of Messrs. Sharp, Markowitz and Lazaro 25,000 options with an exercise price of $.4375 (the fair market value of the Common Stock on October 8, 1998), and
         (ii) the Company adjusted the exercise price of 5,626 outstanding options originally granted to each of Messrs. Sharp, Markowitz and Lazaro on December 26, 1996. In connection with such repricing, the Company cancelled the outstanding options, each with an exercise price of $4.00, and granted a corresponding number of new options, each with an exercise price of $.4375.

(4) On August 18, 1997, the Company adjusted the exercise price of 5,626 outstanding options originally granted to each of Messrs. Sharp, Markowitz and Lazaro on December 26, 1996 and 4,250 outstanding options originally granted to Mr. Mirsky on December 26, 1996. In connection with such repricing, the Company cancelled the outstanding options, each with an exercise price of $22.50, and granted a corresponding number of new options, each with an exercise price of $2.00 (the fair market value of the Common Stock on the date of repricing).

(5)      Includes for 1999, 1998 and 1997 (i) $10,988, $10,800 and $9,900,
         respectively, paid by the Company with respect to an automobile for use by Mr. Markowitz in connection with his services to the Company and
         (ii) $2,165, $2,285 and $2,160, respectively, for certain membership fees paid by the Company on behalf of Mr. Markowitz.

(6) Represents amounts paid by the Company with respect to an automobile for use by Mr. Mirsky in connection with his services to the Company.

(7) Reflects (i) the January 6, 1999 grant by the Company to Mr. Mirsky of 10,000 options, with an exercise price of $1.25, (ii) the April 1, 1999 grant by the Company to Mr. Mirsky of 15,000 options, with an exercise price of $2.375, and (iii) the April 1, 1999 and August 2, 1999 adjustments of the exercise price of an aggregate of 29,000 options held by Mr. Mirsky, in connection with which, in each case, the Company cancelled the outstanding options and granted a corresponding number of new options. See "-- Repricing of Certain Options During Fiscal 1999."

(8) On October 8, 1998, the Company granted to Mr. Mirsky 25,000 options each with an exercise price of $.4375 (the fair market value of the Common Stock on October 8, 1998). On October 8, 1998 and November 4, 1998, the Company adjusted the exercise price of an aggregate of 123,500 outstanding options originally granted to Mr. Mirsky. In connection with such repricing, in each case, the Company cancelled the outstanding options and granted a corresponding number of new options.

(9) Represents amounts paid by the Company with respect to an automobile for use by Mr. Lazaro in connection with his services to the Company.

(10)     Includes for 1999, 1998 and 1997 (i) $4,800, $4,800 and $4,800,
         respectively, paid by the Company to Mr. Koegel with respect to medical insurance purchased directly by him and (ii) $9,600, $9,600 and $9,600, respectively, paid by the Company with respect to an automobile for use by Mr. Koegel in connection with his services to the Company.

(11) Reflects (i) the January 6, 1999 grant by the Company to Mr. Koegel of 10,000 options, with an exercise price of $1.25, (ii) the April 1, 1999 grant by the Company to Mr. Koegel of 15,000 options, each with an exercise price of $2.375, (iii) the August 2, 1999 grant by the Company to Mr. Koegel of 2,000 options, each with an exercise price of $2.50, and (iv) the March 2, 1999 and August 2, 1999 adjustments of the exercise price of an aggregate of 42,500 options held by Mr. Koegel, in connection with which, in each case, the Company cancelled the outstanding options and granted a corresponding number of new options. See "-- Repricing of Certain Options During Fiscal 1999."

(12) On October 8, 1998, the Company granted to Mr. Koegel 25,000 options each with an exercise price of $.4375 (the fair market value of the Common Stock on October 8, 1998). On June 4, 1998 and November 4, 1998, the Company adjusted the exercise price of an aggregate of 81,750 outstanding options originally granted to Mr. Koegel. In connection with such repricing, in each case, the Company cancelled the outstanding options and granted a corresponding number of new options.

(13) On July 15, 1997, the Company adjusted the exercise price of 12,500 outstanding options originally granted to Mr. Koegel on September 27, 1995. In connection with such repricing, the Company cancelled the outstanding options, each with an exercise price of $11.00, and granted a corresponding number of new options, each with an exercise price of $6.50 (the fair market value of the Common Stock on the date of repricing).

Option/SAR Grants During Fiscal 1999

         The following table provides information related to options granted to the Named Executive Officers during fiscal 1999. No stock appreciation rights were issued by the Company during fiscal 1999.


         Name             Number of Securities           % of Total           Exercise or Base     Expiration Date
                         Underlying Options/SARs        Options/SARs            Price ($/sh)
                               Granted(#)                Granted to
                                                         Employees
                                                         in Fiscal
                                                            Year
         ----                  ----------                   ----                -------------      ---------------

Paul Sharp                      10,000(1)                   3.4%                   $1.25               1/05/09
                                15,000(2)                   5.2%                   $2.50               3/31/09
                                 2,000(3)                   0.7%                   $2.375              8/01/09

Harold Markowitz                10,000(1)                   3.4%                   $1.25               1/05/09
                                15,000(2)                   5.2%                   $2.50               3/31/09
                                 2,000(3)                   0.7%                   $2.375              8/01/09

Jan S. Mirsky                   10,000(1)                   3.4%                   $1.25               1/05/09
                                15,000(2)                   5.2%                   $2.50               3/31/09
                                 8,000(4)                   2.8%                   $2.375              7/12/05
                                50,000(4)                  17.2%                   $2.50               7/12/05

Jorge Lazaro                    10,000(1)                   3.4%                   $1.25               1/05/09
                                15,000(2)                   5.2%                   $2.50               3/31/09
                                 2,000(3)                   0.7%                   $2.375              8/01/09

Jack Koegel                     10,000(1)                   3.4%                   $1.25               1/05/09
                                15,000(2)                   5.2%                   $2.50               3/31/09
                                 2,000(3)                   0.7%                   $2.375              8/01/09
                                12,500(5)                   4.3%                   $2.00               7/14/07
                                30,000(5)                  10.3%                   $2.50               9/27/05

------------------

(1) Reflects the January 6, 1999 grant by the Company to each of Messrs. Sharp, Markowitz, Mirsky, Lazaro and Koegel of 10,000, each with an exercise price of $1.25 per share.

(2) Reflects the April 1, 1999 grant by the Company to each of Messrs. Markowitz, Sharp, Mirsky, Lazaro and Koegel of 15,000 options, each with an exercise price of $2.375 per share.

(3) Reflects the August 2, 1999 grant by the Company to each of Messrs. Markowitz, Sharp, Lazaro and Koegel of 2,000 options, each with an exercise price of $2.50 per share.

(4) Reflects the April 1, 1999 and August 2, 1999 adjustments of the exercise price of an aggregate of 58,000 options held by Mr. Mirsky, in connection with which, in each case, the Company cancelled the outstanding options and granted a corresponding number of new options. See, "-- Repricing of Certain Options During Fiscal 1999."

(5) Reflects the March 2, 1999 and August 2, 1999 adjustments of the exercise price of an aggregate of 42,500 options held by Mr. Koegel, in connection with which, in each case, the Company cancelled the outstanding options and granted a corresponding number of new options. See, "-- Repricing of Certain Options During Fiscal 1999."

Aggregated Option/SAR Exercises During
Fiscal 1999 and Year End Option/SAR Values

     The following table provides information related to options exercised by the Named Executive Officers during fiscal 1999 and the number and value of options and stock appreciation rights held at fiscal year end which are currently exercisable. No stock appreciation rights were exercised during fiscal 1999.


                                                          Number of Securities Underlying         Value of Unexercised
                                                                    Unexercised                 In-the-Money Options/SARs
                             Shares                           Options/SARs at FY-End                 at FY-End ($)(1)
                          Acquired on        Value            ----------------------              ---------------------
         Name             Exercise (#)    Realized($)        Exercisable Unexercisable          Exercisable Unexercisable
         ----             ------------    -----------        ----------- -------------          ----------- -------------
Paul Sharp                   12,800         $55,705            11,908        32,750              $25,194         $61,125
Harold Markowitz             12,800         $55,705            11,908        32,750              $25,194         $61,125
Jan S. Mirsky(2)             11,936         $48,181           130,314        31,250              $68,352         $60,000
Jorge Lazaro                 12,800         $55,705            11,908        32,750              $25,194         $61,125
Jack Koegel                   6,250          $6,408            94,750        39,000             $128,422         $68,938


------------------

(1) The values of Unexercised In-the-Money Options/SARs represents the aggregate amount of the excess of $3.25, the closing sales price for a share of Common Stock on December 31, 1999, over the relevant exercise price of all "in-the-money" options.

(2)      The values listed do not take into account the warrants held by Mr.
         Mirsky.


Repricing of Certain Options During Fiscal 1999

         In March 1999, the Company repriced 12,500 options that had originally been granted in July 1997 to Mr. Koegel, the Vice Chairman of the Board and Chief Operating Officer of the Company. Pursuant to such repricing, the Company cancelled the outstanding options, each with an exercise price of $3.25 per share, and granted a corresponding number of new shares, each with an exercise price of $2.00 per share. In April 1999, the Company repriced 8,000 options that had originally been granted in July 1995 to Mr. Mirsky, the Executive Vice President - Finance of the Company. Pursuant to such repricing, the Company cancelled the outstanding options, each with an exercise price of $3.25 per share, and granted a corresponding number of new shares, each with an exercise price of $2.375 per share. In August 1999, the Company repriced 30,000 and 50,000 options that had originally been granted to Mr. Koegel in September 1995 and to Mr. Mirsky in July 1995, respectively. Pursuant to such repricing, the Company cancelled the outstanding options, each with an exercise price of $3.75 and $3.25 per share, respectively, and granted a corresponding number of new shares, each with an exercise price of $2.50 per share. On the date of the August 1999 option repricings, the closing sale price of the Common Stock was $2.50. The Board of Directors decided to reprice the foregoing options as a result of a long-term decline in the market price of the Company's Common Stock which the Board believed would make it unlikely that any holder would exercise the options at the then existing exercise price. The Board also believed that the purpose behind its grant of such options -- i.e., to act as additional motivation for the Company's officers -- would be undermined by the decline in the price of the Common Stock to a level substantially below the exercise price of the options.

Description of Stock Option Plan

         Pursuant to the Stock Option Plan, as amended, stock options covering an aggregate of 462,500 shares of the Company's Common Stock may be granted to employees (including officers), directors, consultants and other persons who perform substantial services for or on behalf of the Company. The Stock Option Plan is administered by the Stock Option Committee (the "Committee"), which is vested with complete authority to administer and interpret the Stock Option Plan, to determine the terms upon which options may be granted, to prescribe, amend and rescind such interpretations and determinations and to grant options. Under the Stock Option Plan, "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), may be granted to employees (including officers), and non-incentive stock options ("Non-incentive Options") may be granted to employees and to other persons (including directors) who perform substantial services for or on behalf of the Company. Incentive Options and Non-incentive Options are collectively referred to herein as "Options."

         The price at which shares covered by an Option granted under the Stock Option Plan may be purchased pursuant thereto shall be determined by the Committee, but shall be no less than the par value of such shares and no less than the Fair Market Value (as hereinafter defined) of such shares on the date of grant; provided, however, that in the case of Incentive Options, if the optionee directly or indirectly beneficially owns more than 10% of the total combined voting power of all of the outstanding voting stock of the Company (a "10% Holder"), the purchase price shall not be less than 110% of the Fair Market Value on the date of grant. As used herein, the term "Fair Market Value" means the last sale price of a share of Common Stock as reported by the principal quotation service on which the Common Stock is listed for the date of grant, if available, or, if the last sale prices are not reported, the mean of the high bid and low asked prices of a share of Common Stock as reported by such principal quotation service for the date of grant; provided, however, that if no such report is available for the date of grant, the Fair Market Value shall be the last sale price or the mean of the high bid and low asked prices, as the case may be, on the day next preceding such day for which there was a report; and provided further, however, that if no such representative quotes are available, the Fair Market Value shall mean the amount determined by the Committee to be the fair market value pursuant to any reasonable method in accordance with applicable regulations of the Internal Revenue Service.

         The purchase price of shares issuable upon exercise of an Option granted under the Stock Option Plan may be paid in cash or by delivery of shares of Common Stock having an aggregate Fair Market Value on the date of exercise equal to the exercise price of the option. The Company may also loan the purchase price to the optionee, or guarantee third-party loans to the optionee, on terms and conditions acceptable to the Committee.

         Under the Stock Option Plan, the total number of shares for Common Stock for which options may be granted to any one person in any given calendar year may not exceed 37,500. The Stock Option Plan also provides that the aggregate fair market value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year under the Stock Option Plan and all other stock option plans of the Company shall not exceed $100,000. To the extent that the Fair Market Value of the stock with respect to which Incentive Options are first exercisable by any employee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Options which are not Incentive Options. The number of shares covered by an Option is subject to adjustment for stock dividends, stock splits, mergers, consolidations, combinations of shares, reorganizations and recapitalizations.

         The Stock Option Plan provides that Options may be exercised within a period not exceeding ten years after the date of grant, except that the term of any Incentive Options granted to a 10% Holder may not exceed five years from the date of grant. Options are generally non-transferable except by will or by the laws of descent and distribution, and during a participant's lifetime are exercisable only by him or her. In addition, pursuant to the Stock Option Plan, various limitations may apply to the exercise of Options by optionees whose employment is terminated on retirement, disability or otherwise.

         As of April 28, 2000, of the 731,250 shares of Common Stock available for issuance under the Stock Option Plan, 97,366 of such shares have been issued in connection with exercises of options granted under the Stock Option Plan and 412,114 of such shares are reserved for issuance upon exercise of currently outstanding options. Accordingly, only 221,770 shares of Common Stock are available for future awards under the Stock Option Plan.

Extension of Certain Warrants During Fiscal 1999

         On March 3, 2000, the Company amended the Warrant and Registration Agreement between Mr. Mirsky and the Company, extending the expiration date of 86,622 warrants from March 31, 2000 to April 15, 2001. The 86,622 warrants have an exercise price of $1.25 per share after giving effect to the Stock Split.

Description of Employment Agreements,
Severance Arrangements and Change of Control Arrangements

         Employment Agreements with Messrs. Markowitz, Sharp and Lazaro. On June 30, 1995, the Company entered into identical employment agreements with each of Messrs. Markowitz, Sharp and Lazaro. Pursuant to such agreements, Messrs. Markowitz, Sharp and Lazaro are employed as the Chairman of the Board, the President and Chief Executive Officer, and an Executive Vice President, respectively, of the Company. The agreements provide that such individuals shall devote substantially all of their working time and attention to the business of the Company. Each such agreement has an initial term of five years commencing July 20, 1995, and shall be automatically renewable for successive one-year periods unless either the Company or the employee elects not to renew his employment. Pursuant to the employment agreements, as amended, Messrs. Markowitz, Sharp and Lazaro each received a base salary in 1999 of $125,000, and are each entitled to receive an annual base salary of $125,000 in each year during the remainder of the term of his respective agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The employment agreements also provide that each of Messrs. Markowitz, Sharp and Lazaro will be eligible to participate in any medical insurance, pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company.

         Employment Agreement with Jan Mirsky. On June 30, 1995, the Company entered into an employment agreement with Mr. Mirsky, pursuant to which Mr. Mirsky is employed as the Executive Vice President - Finance of the Company and is to devote substantially all of his working time and attention to the business of the Company. Such agreement, which became effective July 13, 1995, had an initial term of eighteen months, and is automatically renewable for successive one-year periods beginning on January 13th of each year unless either the Company or Mr. Mirsky elects not to renew his employment. The Company renewed the agreement again on January 13, 2000. Pursuant to the employment agreement, as amended, Mr. Mirsky received a base salary in 1999 of $115,000, and is entitled to receive an annual base salary of $115,000 in each year during the remainder of the term of the agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The agreement further provides that Mr. Mirsky will be eligible to participate in any medical insurance, pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company.

         Employment Agreement with Jack Koegel. Pursuant to the Company's employment agreement with Mr. Koegel, which became effective September 27, 1995, Mr. Koegel is employed by the Company as the Vice Chairman of the Company and, since June 1997, has been employed as the Chief Operating Officer of the Company. The agreement provides that Mr. Koegel is to devote substantially all of his working time and attention to the business of the Company. The agreement provides that services performed by Mr. Koegel shall be rendered in the St. Paul, Minnesota metropolitan area; however, Mr. Koegel and the Company have subsequently mutually agreed that his services shall be performed at the Company's executive offices in Paterson, New Jersey. Such agreement had an initial term of thirty-six months, and is automatically renewable for successive one-year periods beginning on September 23 of each year unless either the Company or Mr. Koegel elects not to renew his employment. The Company renewed the agreement on September 23, 1999. Pursuant to the employment agreement, as amended, Mr. Koegel received a base salary of $100,000 in 1999, and is entitled to receive an annual base salary of $100,000 in each year during the remainder of the term of the agreement, subject to such increases as shall be approved by the Board of Directors of the Company. The agreement further provides that Mr. Koegel will be eligible to participate in any pension, profit sharing or other employment benefit programs generally made available to senior executives of the Company other than medical insurance benefits. However, the agreement provides that the Company will pay Mr. Koegel $400 per month to cover costs incurred by him in purchasing medical insurance directly. In addition, pursuant to the agreement, the Company provides Mr. Koegel with a monthly automobile allowance of $800 and, in 1995, paid an aggregate of $25,000 for the construction of an office for him in St. Paul, Minnesota.

         Pursuant to the employment agreement, Mr. Koegel was granted an option in September 1995 to purchase an aggregate of 93,750 shares of Common Stock at an exercise price of $11.00 per share. On July 15, 1997, the Company adjusted the exercise price of 12,500 of such options to $6.50 per share. On June 4, 1998, the Company adjusted the exercise price of an additional 6,250 of such options to $2.00 per share, and on November 4, 1998, the Company adjusted the exercise price of 63,000 of such options to $3.75 per share. In addition, on November 4, 1998, the Company also adjusted to $3.25 per share the exercise price of the 12,500 options which had been repriced in July 1997 and, subsequent to the end of fiscal 1998, the Company adjusted the exercise price of such options to $2.00 per share. Mr. Koegel's agreement provides that, in the event the Company grants options, either under the Stock Option Plan or any other stock option plan adopted by the Company, to Messrs. Markowitz, Sharp, Mirsky and Lazaro during the term of Mr. Koegel's employment, Mr. Koegel shall be entitled to receive a proportionate amount of additional options on such terms as may be established by the Board of Directors.

         Severance Arrangements. Each of the employment agreements with Messrs. Markowitz, Sharp, Lazaro, Mirsky and Koegel provides that the employee's employment shall terminate (i) for "cause" (as defined in each of the respective agreements), (ii) by reason of the employee's disability, resignation or death,
(iii) upon the expiration of the employment agreement in accordance with its terms or (iv) in the event the employee is no longer employed by the Company after a "Change of Control" (as defined below). Each of the agreements further provides that, in the event the employee's employment terminates for any reason (other than termination without cause or in connection with a Change of Control), the employee shall be entitled to receive his annual base salary, and any expense reimbursements, due and owing to him at the time of such termination. In the event the employee is terminated without cause, the employee shall be entitled to receive annual base salary and expense reimbursements then due and owing to him, as well as a lump-sum severance payment in an amount equal to his then annual base salary for the balance of the term of the employment agreement.

         Change of Control Arrangements. Each of the employment agreements with Messrs. Markowitz, Sharp, Lazaro, Mirsky and Koegel provides that, in the event of a Change of Control of the Company, each such employee will be entitled to receive a lump-sum severance payment equal to three times his then annual base salary if he is discharged for any reason (other than for cause) or terminates his employment for "Good Reason" prior to the first anniversary of such Change of Control, and shall be entitled to receive a lump-sum payment equal to his then annual base salary if he voluntarily leaves the employ of the Company for reasons other than discharge or for Good Reason prior to the first anniversary of such Change of Control. As used in the employment agreements, the term "Change of Control" means (a) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), other than Messrs. Markowitz, Sharp, Mirsky and Lazaro (and, in the case of Mr. Koegel's employment agreement, Mr. Koegel) or certain related parties and any "person" or "group" solicited by any of such persons or their related parties, (i) becomes the beneficial owner of more than 50% of the total aggregate voting power of all classes of the voting stock of the Company and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, (ii) acquires all or substantially all of the assets of the Company or (iii) enters into a contract with respect to any of the foregoing, or (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Company's Board of Directors cease for any reason to constitute a majority of the directors then in office, unless such majority of the directors then in office has been elected or nominated by Messrs. Markowitz, Sharp, Mirsky and Lazaro (and, in the case of Mr. Koegel's employment agreement, Mr. Koegel) or certain related parties. In addition, as used in the agreements, the term "Good Reason" means (i) a change in the status or position of the employee which reflects a change from the status and position(s) as were in effect immediately prior to a Change of Control, (ii) the assignment to the employee of any duties or responsibilities which, in the employee's reasonable judgment, are inconsistent with his status or position(s),
(iii) the removal of the employee from his current position or reduction in his pay or requiring him to relocate or (iv) the removal of the employee, without his consent, to any location outside of the New York/New Jersey metropolitan area (or, in the case of Mr. Koegel, the St. Paul, Minnesota metropolitan area) for a continuous period of more than 30 days.

                              STOCKHOLDER PROPOSALS

         Shareholder proposals intended to be presented at the next annual meeting of shareholders, to be held in 2001, must be received by the Company at 495 River Street, Paterson, New Jersey 07524, Attention: Secretary by December 30, 2000 to be included in the proxy statement and form of proxy relating to that meeting.

                                    AUDITORS

         Representatives of J.H. Cohn LLP are expected to attend the Annual Meeting and, while they are not expected to make a statement, they will have an opportunity to do so if they desire. They will also be available to respond to appropriate questions.

                                OTHER INFORMATION

         The cost of soliciting proxies will be borne by the Company. Following the original mailing of proxy soliciting material, regular employees of the Company may solicit proxies by mail, telephone, telegraph and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company's stock to forward proxy soliciting material and annual reports to the beneficial owners of such stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. As of the date of this Proxy Statement, the Company has not retained the services of a proxy solicitor to assist in the solicitation of proxies.

         A copy of the Company's Annual Report for the fiscal year ended December 31, 1999 is enclosed.

                                  OTHER MATTERS

         The Board of Directors is aware of no other matters that are to be presented to shareholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

                                        By Order of the Board of Directors,

                                               Jorge Lazaro
                                               Secretary

Dated:     Paterson, New Jersey
           April 28, 2000

                                     PROXY
                            SEL-LEB MARKETING, INC.
      PROXY SOLICITED BY THE BOARD OF DIRECTORS OF SEL-LEB MARKETING, INC.
              FOR THE ANNUAL MEETING OF SHAREHOLDERS--MAY 30, 2000

    The undersigned hereby appoints HAROLD MARKOWITZ, JAN S. MIRSKY and JORGE LAZARO, and each of them, as Proxies, each with full power of substitution and resubstitution, to represent and to vote, as designated below, all shares of Common Stock of Sel-Leb Marketing, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Company's offices located at 495 River Street, Paterson, New Jersey at 10:00 a.m. (local time) on May 30, 2000, and at any adjournment or postponement thereof.

1.  Election of Directors      / / FOR all nominees listed below                / / WITHHOLD APPROVAL
                                   (except as marked to the contrary below)         to vote for all nominees listed below

     Harold Markowitz, Paul Sharp, Jan S. Mirsky, Jorge Lazaro, Jack Koegel, Stanley R. Goodman, Edward C. Ross and L. Douglas Bailey

 (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)

 ------------------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjuornment or postponement thereof.

     TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1.

                                                  Please sign exactly as name
                                              appears at left. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give your full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by president or other authorized
                                              officer. If a partnership, please
                                              sign in partnership name by
                                              authorized person.

                                              Dated: ___________________________

                                              __________________________________

                                                                     (Signature)
                                              __________________________________

                                                                     (Signature)

                                              THIS PROXY IS SOLICITED ON BEHALF
                                              OF THE BOARD OF DIRECTORS.